SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                                                            December 14, 1999
        Date of Report (Date of earliest event reported):   (December 9, 1999)


                   RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                           MISSOURI
         (State or Other Jurisdiction of Incorporation)


          1-13248                        43-1674052
  (Commission File Number)   (I.R.S. Employer Identification No.)


  1831 Chestnut Street, St. Louis, Missouri         63103-2275
  (Address of principal executive offices)          (Zip Code)

                        314-923-4444
      (Registrant's telephone number, including area code)

                       Not Applicable
 (Former  Name or Former Address, if Changed Since Last Report)


Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     On December 9, 1999, the Missouri Supreme Court issued an order advising all parties that court approval of a proposed settlement agreement is not required. This order allows the parties sufficient time to settle and resolve their respective claims and to take steps to dismiss the underlying judicial action and associated appeals, or to otherwise report back to the Supreme Court by February 8, 2000. The pending proceedings are stayed until that date. The order was issued one day after the Supreme Court heard oral arguments.

     The litigation underlying the settlement and related settlement efforts are described in the Registrant's prior SEC filings.

     The Registrant's Press Release, dated December 10, 1999, and the Order of the Missouri Supreme Court, dated December 9, 1999, are attached as Exhibits 99(a) and 99(b), respectively, hereto and are incorporated herein by reference.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements
         Pro Forma Financial Statements and Exhibits.

     (a) - (b) Not applicable.

     (c)  Exhibits Required by Item 601 of Regulation S-K:

             99(a) Press Release of Registrant dated December 10, 1999.
             99(b) Order of the Missouri Supreme Court dated December 9, 1999


Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  December 14, 1999

                              RIGHTCHOICE MANAGED CARE, INC.


                              By  /s/  Sandra A. Van Trease
                                Sandra A. Van Trease
                                Chief Financial Officer,
                                Senior Executive Vice
                                President and Chief Operating
                                Officer
EXHIBIT INDEX


Exhibit No.         Description


99(a)               Press Release of Registrant dated December 10, 1999
99(b)               Order of the Missouri Supreme Court dated December 9, 1999